Exhibit 10.2
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
FIRST AMENDMENT
TO COLLABORATION AND LICENSE AGREEMENT
     This First Amendment to Collaboration and License Agreement (the “Amendment”) is entered into effective as of the last date set forth on the signature page hereof (the “Effective Date”) by and between Lexicon Genetics Incorporated, a Delaware corporation (“Lexicon”) and Bristol-Myers Squibb Company, a Delaware corporation (“BMS”).
R E C I T A L S
     WHEREAS, Lexicon and BMS are parties to that certain Collaboration and License Agreement dated December 17, 2003 (the “Collaboration Agreement”);
     WHEREAS, BMS desires to exercise its option to extend the Target Discovery Program Term under Section 2.2.2(a) of the Collaboration Agreement; and
     WHEREAS, Lexicon and BMS desire to amend the Collaboration Agreement as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Lexicon and BMS hereby agree as follows:
     1. The terms in this Amendment with initial letters capitalized shall have the meaning set forth in this Amendment and if not defined in this Amendment shall have the meaning set forth in the Collaboration Agreement. Unless otherwise expressly stated, the Sections referred to herein refer to the Sections in the Collaboration Agreement.
     2. BMS hereby provides notice to Lexicon in accordance with Section 2.2.2 that BMS hereby exercises its option to extend the Target Discovery Program Term under Section 2.2.2 subsection (a) of the Collaboration Agreement.
     3. Section 2.2 of the Collaboration Agreement is hereby amended such that the decision to carry out Level 2 Phenotypic Analysis with respect to a Target may be based on information, other than or in addition to Level 1 Phenotypic Analysis, that is suggestive, as determined by [**], of the potential utility of the Target in the CNS Field. Any such determination by [**] with respect to a given Target shall be [**]. In accordance with the foregoing, Sections 2.2.1 and 2.2.2 of the Collaboration Agreement are deleted in their entirety and replaced with the following:
     2.2.1 Generation and Analysis of Mutant Mice. In the Target Discovery Program, Lexicon shall complete (a) the development and Level 1 Phenotypic Analysis of [**] lines of Mutant Mice and (b) Level 2 Phenotypic Analysis of such lines of Mutant Mice, from the first [**] lines of Mutant Mice for which Level 1 Phenotypic Analysis was completed, (1) that displayed a phenotype suggestive, as determined by [**], of the potential utility of the corresponding Target in the CNS Field or (2) with respect to which any other information is identified, including but not limited to expression levels in brain tissues, that is suggestive, as determined by [**], of the potential utility of the corresponding Target in the CNS Field. All lines of Mutant Mice developed by Lexicon [**] shall be [**]. Lexicon shall use Diligent Efforts to complete such work by the end of the third Contract Year of the Research Term and, if necessary, shall continue to use Diligent Efforts thereafter until such work is complete [**]. The Target Discovery Program Term shall continue until such work is complete.
     2.2.2 Target Discovery Program Term. The Target Discovery Program shall continue until the end of the third Contract Year of the Research Program Term (and thereafter until the work set forth in Section 2.2.1 is completed) (the “Target Discovery Program Term”); provided that BMS shall have the option to extend the Target Discovery Program Term for an additional two Contract Years (which two-year period may be further extended as set forth below) on the terms set forth below:
     (a) BMS may extend the Target Discovery Program to include the completion by Lexicon in the Target Discovery Program of (i) the development and Level 1 Phenotypic Analysis of [**] lines of Mutant Mice (to the extent not already completed by the end of the third Contract Year of the Research Program Term) and (ii) Level 2 Phenotypic Analysis of such lines of Mutant Mice, from such [**] lines of Mutant Mice, (1) that displayed a phenotype suggestive, as determined by [**], of the potential utility of the corresponding Target in the CNS Field or (2) with respect to which any other information is identified, including but not limited to expression levels in brain tissues, that is suggestive, as determined by [**], of the potential utility of the corresponding Target in the CNS Field. Lexicon shall use Diligent Efforts to complete such work by the end of the fifth Contract Year of the Research Term and, if necessary, shall continue to use Diligent Efforts thereafter until such work is complete [**]. The Target Discovery Program Term shall continue until such work is complete.
     (b) BMS may extend the Target Discovery Program to include the completion by Lexicon in the Target Discovery Program of (i) the development and Level 1 Phenotypic Analysis of [**] lines of Mutant Mice and (ii) Level 2 Phenotypic Analysis of such lines of Mutant Mice, from such [**] lines of Mutant Mice, (1) that displayed a phenotype suggestive, as determined by [**], of the potential utility of the corresponding Target in the CNS Field or (2) with respect to which any other information is identified, including but not limited to expression levels in brain tissues, that is suggestive, as determined by [**], of the potential utility of the corresponding Target in the CNS Field. Lexicon shall use Diligent Efforts to complete such work by the end of the fifth Contract Year of the Research Term and, if necessary, shall continue to use Diligent Efforts thereafter until such work is complete [**]. The Target Discovery Program Term shall continue until such work is complete.
     BMS may exercise the foregoing option by delivery to Lexicon of written notice of such exercise (specifying the subsection above under which such option is being exercised) no fewer than [**] days before the end of the third Contract Year of the Research Program Term.
     4. Section 2.6.2 of the Collaboration Agreement is hereby amended and restated in its entirety as follows:
   2.6.2 During the Target Discovery Program Term, Lexicon shall work exclusively with BMS and shall not enter into any discussions or agreements with any Third Party with respect to activities directed to the identification of novel Targets for the identification and development of Small Molecule Compounds for use in the CNS Field, provided that Lexicon may pursue discussions and enter agreements with Third Parties with respect to Released Targets and Inactive

Selected Targets that the parties have agreed to out-license. Notwithstanding the foregoing, in the event BMS exercises its option to extend the Target Discovery Program Term under Section 2.2.2(a), at any time following the end of the fourth Contract Year, Lexicon may enter into discussions with Third Parties with respect to Targets other than those corresponding to the lines of Mutant Mice for which Level 1 Phenotypic Analysis and, as applicable, Level 2 Phenotypic Analysis is to be completed in accordance with such extension. During the Target Discovery Program Term, Lexicon shall work exclusively with BMS under the terms of the Agreement with respect to all Targets identified as of the Effective Date by Lexicon [**] as having potential utility in the CNS Field, with the exception of Lexicon’s LG617 Target (which is subject to Section 4.4) and Released Targets. Notwithstanding the foregoing, in the event BMS exercises its option to extend the Target Discovery Program Term under Section 2.2.2(a), the foregoing obligation shall not be deemed to restrict Lexicon from working internally with respect to Targets other than those corresponding to the lines of Mutant Mice for which Level 1 Phenotypic Analysis and, as applicable, Level 2 Phenotypic Analysis is to be completed in accordance with such extension; provided that (i) during the initial Target Discovery Program Term (i.e., prior to giving effect to any such extension) and continuing until the Joint Scientific Committee determines that Lexicon has completed such Level 1 Phenotypic Analysis for [**] lines of Mutant Mice corresponding to [**] Targets in accordance with Section 2.2, Lexicon shall not knowingly exclude any Targets from being included in such group of [**] Targets in a manner that conflicts with the objectives of the Target Discovery Program to identify Targets having potential utility in the CNS Field and (ii) Lexicon shall not work internally to perform any Level 2 Phenotypic Analysis to identify Targets having potential utility in the CNS Field (other than in support of the Target Discovery Program) to the extent that such activity would limit or otherwise compromise the efforts and resources that Lexicon devotes to performing and completing the Level 2 Phenotypic Analysis in support of the Target Discovery Program.
     5. This Amendment shall not amend or modify the covenants, terms, conditions, rights and obligations of the parties under the Collaboration Agreement, except as specifically set forth herein. The Collaboration Agreement shall continue in full force and effect in accordance with its terms as amended by this Amendment. This Amendment shall not amend or modify the covenants, terms, conditions, rights and obligations of the parties under any other agreement between the parties, including, without limitation, the following agreements relating to the Collaboration Agreement, which shall continue in full force and effect in accordance with their terms: (a) [**]; (b) [**]; (c) [**]; (d) [**]; and (e) [**].
     6. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver this Agreement as of the Effective Date.
Bristol-Myers Squibb Company

By:
(Signature of Authorized Representative)

Printed Name:

Title:

Date:

Lexicon Genetics Incorporated

By:
(Signature of Authorized Representative)

Printed Name:

Title:

Date: